Exhibit 10.13

Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

VOTING AGREEMENT

THIS VOTING AGREEMENT (as it may be amended, supplemented or restated from time to time in accordance with its terms, this “Voting Agreement”), dated as of August 25, 2025 (the “Effective Date”), is made by and among (i) Yorkville Acquisition Corp., a Cayman Islands exempted company (“PubCo”); (ii) Crypto.com Strategy Holdings, a Cayman Islands exempted company (“CDC”) and (iii) Trump Media & Technology Group Corp., a Florida corporation (“TMTG”). Each of PubCo, CDC, and TMTG may be referred to herein as a “Party” and collectively as the “Parties”. For purposes of this Voting Agreement, capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, the Parties are entering into that certain Business Combination Agreement, dated as of the Effective Date (as it may be amended, supplemented or restated from time to time in accordance with the terms of such agreement, the “Business Combination Agreement”), by and among PubCo, YA S3 Inc., a Florida corporation and an indirect wholly owned subsidiary of PubCo, Foris Holdings KY Limited, a Cayman Islands exempted company and the parent of CDC, CDC, TMTG and Yorkville Acquisition Sponsor LLC, a Delaware limited liability company and an Affiliate (as such term is defined below) of PubCo, in connection with the business combination (the “Business Combination”) described in the Business Combination Agreement;

WHEREAS, pursuant to the terms of the Business Combination Agreement, PubCo will, two days prior to the Closing (as such term is defined below), convert into a Florida corporation; and

WHEREAS, the Parties desire to set forth their agreement with respect to governance, registration rights and certain other matters, in each case in accordance with the terms and conditions of this Voting Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Voting Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1Definitions. As used in this Voting Agreement, the following terms shall have the following meanings:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise; provided, that no Party or affiliate thereof shall be deemed an Affiliate of PubCo or any of its subsidiaries for purposes of this Voting Agreement.

“Articles of Incorporation” means the articles of incorporation of PubCo, as in effect on the Closing Date, as the same may be amended from time to time.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of PubCo.

“Business Combination” has the meaning set forth in the Recitals.

“Business Combination Agreement” has the meaning set forth in the Recitals.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the States of California or New York.

“Bylaws” means the bylaws of PubCo, as in effect on the Closing Date, as the same may be amended from time to time.

“CDC Director” has the meaning set forth in Section 2.1(a).

“CDC” has the meaning set forth in the Preamble.

“Closing” has the meaning given to such term in the Business Combination Agreement.

“Closing Date” has the meaning given to such term in the Business Combination Agreement.

“Common Stock” means shares of Class A common stock, par value $0.0001 per share, or Class B common stock, par value $0.0001 per share, of PubCo, including (i) any shares of such common stock issuable upon the exercise of any warrant or other right to acquire shares of such common stock, and (ii) any Equity Securities of PubCo that may be issued or distributed or be issuable with respect to such common stock by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction.

“Effective Date” has the meaning set forth in the Preamble.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Governmental Entity” means any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.

“Voting Agreement” has the meaning set forth in the Preamble.

“Laws” means all laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations, and rulings of a Governmental Entity, including common law. All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.

“Lock-up Agreement” has the meaning given to such term in the Business Combination Agreement.

“Necessary Action” means, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and within such Party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that PubCo’s directors may have in such capacity) reasonably necessary to cause such result, including (a) calling special meetings of stockholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to shares of Common Stock, (c) causing the adoption of stockholders’ resolutions and amendments to the Organizational Documents, (d) executing agreements and instruments, (e) making, or causing to be made, with Governmental Entities, all filings, registrations or similar actions that are required to achieve such result and (f) nominating or appointing certain Persons (including to fill vacancies) and providing the highest level of support for election of such Persons to the Board in connection with the annual or special meeting of stockholders of PubCo.

“Organizational Documents” means the Articles of Incorporation and the Bylaws.

“Party” has the meaning set forth in the Preamble.

“Person” means any natural person, sole proprietorship, partnership, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity.

“PubCo” has the meaning set forth in the Preamble.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person acting on behalf of such Person.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, as the same shall be in effect from time to time.

“TMTG” has the meaning set forth in the Preamble.

“TMTG Director” has the meaning set forth in Section 2.1(a).

Section 1.2Interpretive Provisions. For all purposes of this Voting Agreement, except as otherwise provided in this Voting Agreement or unless the context otherwise requires:

(a)the meanings of defined terms are applicable to the singular as well as the plural forms of such terms;

(b)the words “hereof”, “herein”, “hereunder” and words of similar import, when used in this Voting Agreement, refer to this Voting Agreement as a whole and not to any particular provision of this Voting Agreement;

(c)the word “or” shall be disjunctive but not exclusive;

(d)references in this Voting Agreement to any Law shall be deemed also to refer to such Law, and all rules and regulations promulgated thereunder;

(e)whenever the words “include”, “includes” or “including” are used in this Voting Agreement, they shall mean “without limitation;” and

(f)the captions and headings of this Voting Agreement are for convenience of reference only and shall not affect the interpretation of this Voting Agreement.

ARTICLE II

GOVERNANCE

Section 2.1Board of Directors.

(a)Composition of the Board. At and following the Closing and until the expiration of the Lock-Up Period (as such term is defined in the Lock-up Agreement), each of CDC and TMTG, severally and not jointly, agrees to take all Necessary Action to cause the Board to be comprised of seven directors nominated in accordance with this Article II, initially consisting of (i) three of whom have been nominated by CDC (each, a “CDC Director”), of which a sufficient number (when combined with the directors in clause (ii) and (iii)) shall be required to qualify as an independent director under Nasdaq rules, (ii) one of whom has been nominated by TMTG (the “TMTG Director”), and (iii) three directors that each qualify as independent directors under Nasdaq rules.

(b)CDC Representation. Until the expiration of the Lock-Up Period, PubCo shall take all Necessary Action to include in the slate of nominees recommended by PubCo for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected (including, for the avoidance of doubt, the Extraordinary General Meeting (as defined in the Business Combination Agreement)), three individuals designated by CDC that, if elected, will result in CDC having three directors serving on the Board.

(c)TMTG Representation. Until the expiration of the Lock-Up Period, PubCo shall take all Necessary Action to include in the slate of nominees recommended by PubCo for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected (including, for the avoidance of doubt, the Extraordinary General Meeting (as defined in the Business Combination Agreement)), one individual designated by TMTG that, if elected, will result in TMTG having one director serving on the Board.

(d)Removal; Vacancies. CDC or TMTG, as applicable, shall have the exclusive right to individually, in the case of CDC Directors or the TMTG Director, as applicable, (i) remove their nominees from the Board, and PubCo shall take all Necessary Action to cause the removal of any such nominee at the request of the applicable Party and (ii) designate directors for election or appointment, as applicable, to the Board to fill vacancies created by reason of death, removal or resignation of its nominees to the Board, and PubCo shall take all Necessary Action to nominate or cause the Board to appoint, as applicable, replacement directors designated by the applicable Party to fill any such vacancies created pursuant to clause (i) or (ii) above as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee).

(e)Committees. In accordance with PubCo’s Organizational Documents, (i) the Board shall establish and maintain committees of the Board for (x) audit, (y) compensation and (z) nominating and corporate governance, and (ii) the Board may from time to time by resolution establish and maintain other committees of the Board. Subject to applicable Laws and stock exchange regulations, and subject to requisite independence requirements applicable to such committee, PubCo shall take, and each of CDC and TMTG, severally and not jointly, agree to take all Necessary Action to have at least one CDC Director and the TMTG Director appointed to serve on each committee of the Board, unless the TMTG Director declines to serve on any particular committee of the Board.

(f)Reimbursement of Expenses. PubCo shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof, including travel, lodging and meal expenses.

(g)Review of Nominees. Any nominee as a CDC Director or TMTG Director shall be subject to PubCo’s customary due diligence process, including its review of a completed questionnaire and a background check. Based on the foregoing, PubCo may reasonably object to any such nominee within fifteen days of receiving such completed questionnaire and background check authorization, (i) provided it does so in good faith and (ii) solely to the extent such objection is based upon any of the following: (1) such nominee was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (2) such nominee was the subject of any order, judgment or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining such proposed director from, or otherwise limiting, the following activities: (A) engaging in any type of business practice, or (B) engaging in any activity in connection with the purchase or sale of any security or in connection with any violation of federal or state securities Laws; (3) such nominee was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days the right of such person to engage in any activity described in clause (2)(B), or to be associated with persons engaged in such activity; (4) such nominee was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities Law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated; or (5) such nominee was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to a violation of any federal or state securities Laws or regulations. In the event the Board reasonably finds any such nominee to be unsuitable based upon one or more of the foregoing clauses (1) through (5) and reasonably objects to such nominated director, the applicable Party shall be entitled to propose a different nominee to the Board within thirty (30) days of PubCo’s notice to such Party of its objection to such nominee and such replacement nominee shall be subject to the review process outlined in this Section 2.1(g).

ARTICLE III

GENERAL PROVISIONS

Section 3.1Assignment; Successors and Assigns; No Third Party Beneficiaries.

(a)Except as otherwise permitted pursuant to this Voting Agreement, no Party may assign such Party’s rights and obligations under this Voting Agreement, in whole or in part, without the prior written consent of the other Parties. Any such assignee may not again assign those rights, other than in accordance with this Article III. Any attempted assignment of rights or obligations in violation of this Article III shall be null and void.

(b)In no event can TMTG or CDC assign any of such Person’s rights under Section 2.1.

(c)All of the terms and provisions of this Voting Agreement shall be binding upon the Parties and their respective successors, assigns, heirs and representatives, but shall inure to the benefit of and be enforceable by the successors, assigns, heirs and representatives of any Party only to the extent that they are permitted successors, assigns, heirs and representatives pursuant to the terms of this Voting Agreement.

(d)Other than as expressly set forth in this Agreement, nothing in this Voting Agreement, express or implied, is intended to confer upon any Party, other than the Parties and their respective permitted successors, assigns, heirs and representatives, any rights or remedies under this Voting Agreement or otherwise create any third party beneficiary hereto.

Section 3.2Termination. Article II shall terminate automatically (without any action by any Party) as to CDC or TMTG at such time at which such Party no longer has the right to designate an individual for nomination to the Board under this Voting Agreement. Notwithstanding anything herein to the contrary, in the event the Business Combination Agreement terminates in accordance with its terms prior to the Closing, this Voting Agreement shall automatically terminate and be of no further force or effect, without any further action required by the Parties.

Section 3.3Severability. If any provision of this Voting Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Voting Agreement, to the extent permitted by Law shall remain in full force and effect.

Section 3.4Entire Agreement; Amendments; No Waiver.

(a)This Voting Agreement, together the Business Combination Agreement and all other Ancillary Documents (as such term is defined in the Business Combination Agreement), constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether oral or written, relating to such subject matter in any way, and there are no warranties, representations or other agreements among the Parties in connection with such subject matter except as set forth in this Voting Agreement and therein.

(b)No provision of this Voting Agreement may be amended or modified in whole or in part at any time without the express written unanimous consent of the Parties.

(c)No waiver of any provision or default under, nor consent to any exception to, the terms of this Voting Agreement shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided.

Section 3.5Counterparts; Electronic Delivery. This Voting Agreement and any other agreements, certificates, instruments and documents delivered pursuant to this Voting Agreement may be executed and delivered in one or more counterparts and by email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of email as a defense to the formation or enforceability of a contract and each Party forever waives any such defense. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Voting Agreement or any document to be signed in connection with this Voting Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the Parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 3.6Notices. All notices, demands and other communications to be given or delivered under this Voting Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 3.6, notices, demands and other communications shall be sent to the addresses indicated below if to PubCo, to:

[***]

with a copy (which will not constitute notice) to:

[***]

if to CDC, to:

[***]

with a copy (which will not constitute notice) to:

[***]

if to TMTG, to:

[***]

Section 3.7Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of Florida shall govern (a) all actions, claims or matters related to or arising from this Voting Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Voting Agreement, and the performance of the obligations imposed by this Voting Agreement, in each case without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Florida. EACH PARTY TO THIS VOTING AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF,

CONNECTED WITH, RELATED OR INCIDENTAL TO THIS VOTING AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS VOTING AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS VOTING AGREEMENT. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH SUCH PARTY’S LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY’S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Section 3.8Specific Performance. Each Party hereby agrees and acknowledges that it will be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Voting Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at Law. Any such Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at Law or in equity) to seek injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Voting Agreement, none of the Parties shall raise the defense that there is an adequate remedy at Law.

Section 3.9Consents, Approvals and Actions. If any consent, approval or action of CDC or TMTG is required or permitted at any time pursuant to this Voting Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Equity Securities of PubCo held by CDC or TMTG, respectively, at such time provide such consent, approval or action in writing at such time.

Section 3.10Representations and Warranties of the Parties. Each of the Parties hereby represents and warrants to each of the other Parties as follows:

(a)Such Party, to the extent applicable, is duly organized or incorporated, validly existing and in good standing under the Laws of the jurisdiction of its organization or incorporation and has all requisite organizational power and authority to conduct its business as it is now being conducted and is proposed to be conducted.

(b)Such Party has the full organizational power, authority and legal right to execute, deliver and perform this Voting Agreement. The execution, delivery and performance of this Voting Agreement have been duly authorized by all necessary organizational action, corporate or otherwise, of such Party. This Voting Agreement has been duly executed and delivered by such Party and constitutes its valid and binding obligation, enforceable against it in accordance with the terms of this Voting Agreement, subject to applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights generally.

(c)The execution and delivery by such Party of this Voting Agreement, the performance by such Party of its obligations hereunder by such Party does not and will not violate (i) any provision of its bylaws, articles of incorporation, articles of association, partnership agreement or other similar organizational document, (ii) any provision of any material agreement to which it is a Party or by which it is bound or (iii) any Law, rule, regulation, judgment, order or decree to which it is subject.

Section 3.11Public Listing. During the term of this Agreement, PubCo shall take all reasonable efforts for PubCo to remain listed as a public company on, and for the SPAC Ordinary Shares to be tradable over, Nasdaq.

Section 3.12Grant of Proxy. The parties agree that this Agreement does not constitute the granting of a proxy to any party or any other person; provided, however, that should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

Section 3.13No Third Party Liabilities. This Voting Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to any of this Voting Agreement, or the negotiation, execution or performance of this Voting Agreement (including any representation or warranty made in or in connection with this Voting Agreement or as an inducement to enter into this Voting Agreement), may be made only against the Persons that are expressly identified as parties hereto, as applicable; and no past, present or future direct or indirect director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such Party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any Party hereto (including any Person negotiating or executing this Voting Agreement on behalf of a Party hereto), unless a Party to this Voting Agreement, shall have any liability or obligation with respect to this Voting Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Voting Agreement, or the negotiation, execution or performance of this Voting Agreement (including a representation or warranty made in or in connection with this Voting Agreement or as an inducement to enter into this Voting Agreement).

Section 3.14Joint Negotiation and Drafting. The Parties hereto have participated jointly in the negotiation and drafting of this Voting Agreement. In the event an ambiguity or question of intent or interpretation arises, this Voting Agreement will be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof will arise favoring or disfavoring any Party hereto by virtue of the authorship of any of the provisions of this Voting Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has duly executed this Voting Agreement as of the Effective Date.

PUBCO:

Yorkville Acquisition Corp.

/s/ Kevin McGurn
By: Kevin McGurn
Title: Chief Executive Officer

TMTG:

Trump Media & Technology Group Corp.

/s/ Devin Nunes
By: Devin Nunes
Title: Chief Executive Officer

CDC:

Crypto.com Strategy Holdings

/s/ Kris Marszalek
By: Kris Marszalek
Title: Chief Executive Officer